UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007
The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File No.)	23-2874736 (I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (513) 851-4900
Not Applicable
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 28, 2007, The Hillman Group, Inc. (the “Hillman Group”), a subsidiary of The Hillman Companies, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) by and among All Points Industries, Inc. (“All Points”), Gabrielle Mann, Gregory Mann and the Hillman Group, whereby the Hillman Group will acquire all of the equity interest of All Points.
The purchase price for the acquisition of All Points will be an amount equal to $10.5 million, payable in cash, minus the liabilities of All Points as of the date of closing subject to certain working capital adjustments and earn-out provisions.
The Agreement is filed as Exhibit 2.6 to this Form 8-K and the press release relating thereto is filed as Exhibit 99.1 to this Form 8-K. Both Exhibits are incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 28, 2007, The Hillman Group completed the acquisition of all of the equity interest of All Points pursuant to the Stock Purchase Agreement, dated December 28, 2007.
Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file an amended 8-K that will include the financial statements of All Points as required by Item 9.01(a)(1) within 71 days following the closing of the transaction, or December 28, 2007.
(b) Pro Forma Financial Information
In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file an amended 8-K that will include the pro forma financial information required by Item 9.01(b)(1) within 71 days following the closing of the transaction, or December 28, 2007.
(c)  Exhibits

EXHIBIT
NUMBER	DESCRIPTION

2.6	Stock Purchase Agreement, dated as of December 28, 2007, by and among All Points Industries, Inc., Gabrielle Mann, Gregory Mann and the Hillman Group, Inc. The Company agrees to file a copy of any omitted attachment to Exhibit 2.6 upon request of the Securities and Exchange Commission.

99.1	Press Release of the Company dated December 28, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2007	THE HILLMAN COMPANIES, INC.

/s/ James P. Waters

James P. Waters
Chief Financial Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

2.6	Stock Purchase Agreement, dated as of December 28, 2007, by and among All Points Industries, Inc., Gabrielle Mann, Gregory Mann and the Hillman Group, Inc. The Company agrees to file a copy of any omitted attachment to Exhibit 2.6 upon request of the Securities and Exchange Commission.

99.1	Press Release of the Company dated December 28, 2007.

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